EXHIBIT 10.1
THIRD AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT
This THIRD AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT, dated as of October 17, 2022 (this “Agreement”), is entered into by and among Bright Health Group, Inc. (formerly known as Bright Health Inc.), a Delaware corporation (the “Corporation”), New Enterprise Associates 15, L.P. (“NEA 15”), NEA Ventures 2016, Limited Partnership (“NEA Ventures”), New Enterprise Associates 16, L.P. (“NEA 16”), New Enterprise Associates 17, L.P. (“NEA 17”), NEA 18 Venture Growth Equity, L.P. (together with NEA 15, NEA Ventures, NEA 16 and NEA 17, “NEA”), Bessemer Venture Partners IX L.P. (“Bessemer IX”), Bessemer Venture Partners IX Institutional L.P. (together with Bessemer IX, “Bessemer”), StepStone VC Global Partners VII-A, L.P. (“StepStone VII-A”), StepStone VC Global Partners VII-C, L.P. (“StepStone VII-C”), StepStone VC Opportunities IV, L.P. (together with StepStone VII-A and StepStone VII-C, “StepStone”), Cigna Health & Life Insurance Company (“Cigna Health”), Cigna Ventures, LLC (together with Cigna Health, “Cigna” and, together with NEA, Bessemer and StepStone, the “Majority Holders”), Bessemer Venture Partners Century Fund L.P. (“Bessemer Century”), Bessemer Venture Partners Century Fund Institutional L.P. (“Bessemer Century Inst”), 15 Angels II LLC (together with Bessemer Century and Bessemer Century Inst, “New Bessemer Investors”), California State Teachers’ Retirement System (“CalSTRS”), Tetrao SPF (“Tetrao”), Town Hall Ventures II, L.P. (“Town Hall”), JDC Investments LP (“JDC”), D. Canale & Co. (“Canale”), John D. Canale Residuary Trust (“John D”), CWC Family LP (“CWC”), StepStone VC Opportunities V, L.P. (“StepStone V”), StepStone VC Opportunities V-D, L.P. (“StepStone V-D”), StepStone VC Opportunities VI, L.P. (“StepStone VI”), StepStone VC Opportunities VI-D, L.P. (“StepStone VI-D” and, together with New Bessemer Investors, CalSTRS, Tetrao, Town Hall, JDC, Canale, John D, CWC, StepStone V, StepStone V-D and StepStone VI, the “New Series B Investors”).
WHEREAS, the Corporation and certain of the Majority Holders are parties to that certain Second Amended and Restated Registration Rights Agreement, dated as of November 15, 2018, as amended by the Amendment thereto, dated as of May 19, 2021, among the Corporation and certain of the Majority Holders and by the Second Amendment thereto, dated as of January 3, 2022, among the Corporation and the Majority Holders (as so amended, the “Original Agreement”); and
WHEREAS, the New Series B Investors and certain of the Majority Holders are parties to the Investment Agreement, dated as of October 10, 2022 (the “Series B Investment Agreement”);
WHEREAS, the Majority Holders represent the requisite Holders necessary to amend the Original Agreement pursuant to Section 19 of the Original Agreement and now desire to amend and restate the Original Agreement in its entirety.
NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the parties hereby agree to amend and restate the Original Agreement effective as of the date set forth above as follows:
Section 1.Definitions. As used in this Agreement, the following terms shall have the following meanings:
“Affiliate” means, (a) with respect to any Person, any (i) director, officer, limited or general partner, member or stockholder holding 50% or more of the outstanding capital stock or other equity interests of such Person, (ii) any spouse, parent, sibling or descendant of such Person (or a spouse, parent, sibling or descendant of a Person specified in clause (i) above relating to such Person) and (iii) other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and (b) with respect to the FF Investor and the FF Beneficial Investor, includes an FF Permitted Transferee (as hereinafter defined) Notwithstanding the foregoing, if any direct or indirect limited partner of a Person that is an investment fund (a “Fund”) owns a majority of the economic interest of such Fund, such direct or indirect limited partner shall not be deemed to be an “Affiliate” of such Fund without other mechanisms of exerting “control” over such Fund in addition to such limited partner’s ownership of economic interests in such Fund. The term “control” includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Board” means the Board of Directors of the Corporation.

“Charter” means the Ninth Amended and Restated Certificate of Incorporation of the Corporation, together with the Certificate of Designations of Series A Convertible Perpetual Preferred Stock of the Corporation and, when filed with the Secretary of State of the State of Delaware, the Certificate of Designations of Series B Convertible Perpetual Preferred Stock of the Corporation, in effect as of the date hereof, as the same may be amended, modified or supplemented after the date hereof.
“Commission” means the Securities and Exchange Commission or any other agency at the time administering the Securities Act.
“Common Stock” has the meaning set forth in the Charter.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.
“Excluded Investors” means, other than the Holders as of the date of this Agreement, holders of securities issued by the Corporation following the date of this Agreement.
“Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Corporation or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to a Commission Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Shares; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities of the Corporation.
“FF Beneficial Investor” means Future Fund Investment Company No.4 Pty Ltd (ACN 134 338 908).
“FF Investor” means The Northern Trust Company (ABN 62 126 279 918), a company incorporated in the State of Illinois in the United States of America, in its capacity as custodian for the FF Beneficial Investor.
“FF Permitted Transferee” means (i) the Future Fund Board of Guardians; (ii) any person controlling, controlled by, or under common control with, the Future Fund Board of Guardians; (iii) the trustee of a trust in which all or substantially all of the beneficial interests are held directly or indirectly by the Future Fund Board of Guardians; (iv) any person controlling, controlled by, or under common control with, the Future Fund Board of Guardians; or (v) any custodian for any of the foregoing persons listed in (i)-(iv).
“FINRA” means the Financial Industry Regulatory Authority, Inc.
“Free Writing Prospectus” means a free writing prospectus as defined in Rule 405 under the Securities Act.
“Holder” means (i) each holder of Registrable Shares identified on Annex I hereto, including any successor to, or assignee or transferee of, any such Person who or which agrees in writing to be treated as a Holder hereunder and to be bound by the terms and comply with all applicable provisions hereof and (ii) subject to the written consent of the holders of a majority of the Registrable Shares then outstanding and subject to compliance with Section 12 hereof, any other holder of Registrable Shares and any successor to, or assignee of, any such Person, in each case, who or which agrees in writing to be treated as a Holder hereunder and to be bound by the terms and comply with all applicable provisions hereof (provided that no such consent set forth in this clause (ii) shall be required in order to grant Excluded Investors registration rights pursuant to this Agreement that are pari passu with the rights granted to the Holders pursuant to this Agreement with respect to equity securities acquired by an Excluded Investor from the Corporation after the date of this Agreement which by their terms are exercisable or exchangeable for or convertible into Common Stock, and the underlying shares of Common Stock).
“Issuer Free Writing Prospectus” means an issuer free writing prospectus as defined in Rule 433 under the Securities Act.

“Other Shares” means at any time those shares of Common Stock which do not constitute Primary Shares or Registrable Shares hereunder.
“Person” shall be construed in the broadest sense and means and includes a natural person, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and any other entity and any federal, state, municipal, foreign or other government, governmental department, commission, board, bureau, agency or instrumentality, or any private or public court or tribunal.
“Primary Shares” means at any time authorized but unissued shares of Common Stock.
“Registrable Shares” means shares of Common Stock held by any Holder and any other securities which by their terms are exercisable or exchangeable for or convertible into Common Stock which are held by such Holder (including exercised or unexercised warrants or preferred stock or Common Stock or convertible debt securities of the Corporation). As to any particular Registrable Shares held by a Holder, once issued, such Registrable Shares shall cease to be Registrable Shares upon the earliest to occur of (i) the date when they have been registered under the Securities Act, the registration statement in connection therewith has been declared effective and they have been disposed of pursuant to such effective registration statement (other than dispositions to an Affiliate of a Holder), (ii) the date they have been sold or otherwise disposed pursuant to Rule 144 or Rule 145, (iii) the date such Holder and its Affiliates owns less than 2% of the outstanding Common Stock (on an as converted basis after giving effect to conversion of any convertible securities then held by such Holder) and such Holder is able to sell or otherwise dispose of all of its Registrable Shares without volume or manner of sale restrictions pursuant to Rule 144 or Rule 145 or (iv)  the date when they shall have ceased to be outstanding. For the avoidance of doubt, the number of shares of Common Stock underlying any convertible or exchangeable securities on an as-converted basis shall be used for measuring any percentage or amount of Registrable Shares under this Agreement.
“Rule 144” means Rule 144 promulgated under the Securities Act or any successor rule thereto or any complementary rule thereto (such as Rule 144A).
“Rule 145” means Rule 145 promulgated under the Securities Act or any successor rule thereto or any complementary rule thereto.
“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.
Section 2.Required Registration.
(a)At any time following the earlier of (i) March 31, 2023 and (ii) the date the Form S-3 Shelf (as defined below) first becomes effective, if a Holder or Holders shall request that the Corporation effect the registration under the Securities Act of either (x) not less than five percent (5%) of the aggregate number of Registrable Shares then outstanding or (y) not less than ten percent (10%) of the aggregate number of Registrable Shares held by such Holder on the date hereof (or, with respect to any Holder that becomes a Holder on a Closing Date under the Series B Investment Agreement, held by such Holder on such Closing Date), the Corporation shall promptly use commercially reasonable efforts to effect the registration under the Securities Act, pursuant to a registration statement, on Form S-1 or any similar long-form registration statement, or on Form S-3 or any similar short-form registration statement, if available, including, solely in the case of a registration statement on Form S-3, to permit the public resale of the Registrable Shares on a delayed or continuous basis from time to time as permitted by Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect), of such Registrable Shares.
(b)Notwithstanding anything contained in this Section 2 to the contrary, the Corporation shall not be obligated to effect any registration under the Securities Act except in accordance with the following provisions:

(i)The Corporation shall not, within any twelve (12)-month period, be obligated to file and cause to be effective more than four (4) registration statements initiated pursuant to Section 2(a) on Form S-1 promulgated under the Securities Act (or any successor form thereto).
(ii)The Corporation shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2 (A) during the period that is forty-five (45) days before the Corporation’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Corporation-initiated registration, provided that the Corporation is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (B) if the Form S-3 Shelf is then effective and available for use in the proposed disposition or if Holders propose to dispose of shares of Registrable Shares that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 4.
(iii)If the Board reasonably determines that such registration and any offering thereunder would (A) interfere with any material transaction involving the Corporation, (B) require premature disclosure of material information that the Corporation has a bona fide business purpose for preserving as confidential or (C) render the Corporation unable to comply with requirements under the Securities Act or the Exchange Act, then the Corporation shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than sixty (60) days after the request of the Holder(s) is given; provided, however, that the Corporation shall only be entitled to invoke its rights under this Section 2(b)(iii) up to two times during any twelve (12)-month period, and the applicable periods under such two exercises of this right may not in the aggregate consist of more than ninety (90) days during any such twelve (12)-month period. The Corporation shall promptly notify the Holders of the expiration of any period during which it has exercised its rights under this Section 2(b)(iii).
(iv)If the holders of the Registrable Shares requesting to be included in a registration pursuant to Section 2(a) so elect, the offering of such Registrable Shares pursuant to such registration shall be in the form of an underwritten offering. The holders of Registrable Shares requesting such registration shall select one or more nationally recognized firms of investment bankers reasonably acceptable to the Corporation to act as the lead managing underwriter or underwriters in connection with such offering.
(v)At any time before the registration statement covering such Registrable Shares becomes effective, the holders of a majority of such Registrable Shares may request the Corporation to withdraw or not to file the registration statement. In that event, unless such request of withdrawal was caused by, or made in response to (A) a material adverse effect or a similar event related to the business, properties, condition, or operations of the Corporation not known (without imputing the knowledge of any other Person to such holders) by the holders initiating such request at the time their request was made, (B) due to pricing conditions which in the good faith judgment of the holders requesting the registration are adverse, (C) other material facts not known to such holders at the time their request was made or (D) an exercise by the Corporation of its rights under this Agreement to delay or suspend a registration statement or an offering, the holders shall be deemed to have used one of their registration rights under Section 2(a). In addition, in the event that the registration statement covering such Registrable Shares is not declared effective within one hundred twenty (120) days from the date of first filing with the Commission, the holders shall not be deemed to have used one of their registration rights pursuant to Section 2(a).
Section 3.Piggyback Registration. If (x) the Corporation at any time proposes for any reason to register or offer Primary Shares or Other Shares (other than in an Excluded Registration) or (y) any Holder proposes to register or offer any Registrable Shares pursuant to the terms of this Agreement (including any Underwritten Shelf Takedown), in each case under the Securities Act, in the case of clause (x), the Corporation shall give written notice to each Holder of its intention to so register or offer such Primary Shares or Other Shares, and in the case of clause (y) the applicable Holder shall give written notice to the Corporation of its intention to so register or offer its Registrable Shares, in each case at least ten (10) days before the initial filing of the registration statement related thereto or any offering thereunder and, in the case of clause (y) the Corporation shall promptly give written notice thereof to each other Holder, and, upon the request, delivered to the Corporation within five (5) days after delivery of any such notice by the Corporation, of any Holder to include in such registration or offering Registrable Shares (which request shall specify the number of Registrable Shares proposed to be included in such registration or offering), the Corporation shall use commercially reasonable efforts to cause all such Registrable Shares to be included in such registration or offering on the same terms and conditions as the securities otherwise being sold in such registration or offering; provided that in the event an Underwritten Shelf Takedown is a “bought deal” or overnight transaction, the Corporation shall give written notice of such Underwritten Shelf Takedown to all other Holders of Registrable Shares within one (1) business day of the day the request is received by the Corporation, and Holders shall provide written requests for inclusion therein within two (2) business days of receiving such notice; provided, further, however, that if the managing underwriter advises the Corporation that the inclusion of all Registrable Shares requested to be included in any registration or offering would interfere with the successful marketing (including pricing) of an offering of the Primary Shares, Other Shares or Registrable Shares, as applicable, proposed to be registered, then, the number of Primary Shares, Registrable Shares and Other Shares proposed to be included in such registration or offering shall be included in the following order:
(a)in the case of a registration initiated by the Corporation, for its own account, of Primary Shares:
(i)     first, the Primary Shares;
(ii)     second, the Registrable Shares held by the Holders (or, if necessary, such Registrable Shares pro rata among such Holders based on the number of Registrable Shares requested to be registered or offered by each such Holder); and

(iii)     third, the Other Shares;
provided, that in no event shall the managing underwriter include in such registration or offering less than thirty percent (30%) of Registrable Shares proposed to be included in such registration or offering by the Holders without the consent of each such proposing Holder. The Corporation shall have the right to terminate or withdraw any registration or offering initiated by it for its own account under this Section 3 before the effective date of such registration or pricing of such offering, as applicable, whether or not any Holder has elected to include Registrable Shares in such registration or offering;
(b)     in the case of any registration initiated by the Corporation pursuant to a Holder’s exercise of its rights pursuant to Section 2 or Section 4 (and not undertaken for the Corporation’s account):
(i)     first, the Registrable Shares of any requesting Holders, pro rata among such Holders based upon the number of Registrable Shares requested to be registered by each such Holder;

(ii)     second, any Primary Shares proposed to be registered by the Corporation for its own account; and

(iii)    third, any Other Shares or other securities of the Corporation proposed to be registered by the Corporation for the account of any other party; and

(c)     in the case of any registration initiated by the Corporation on behalf of any other holder of securities of the Corporation (other than Holders of Registrable Shares under this Agreement):
(i)    first, the Registrable Shares of any Holders requesting to be included in such registration pursuant to the terms of this Agreement, pro rata among such Holders based upon the number of Registrable Shares requested to be registered by each such Holder;
(ii)    second, the securities of the holders requesting such registration;
(iii)    third, any Primary Shares proposed to be registered by the Corporation for its own account; and

(iv)    fourth, any Other Shares or other securities of the Corporation proposed to be registered by the Corporation for the account of any other party.
Section 4.Registrations on Form S-3.
(a)    Anything contained in Section 2 to the contrary notwithstanding, on or before March 31, 2023 (the “S-3 Filing Deadline”), the Corporation shall file and cause to be declared effective a registration statement on Form S-3 (the “Form S-3 Shelf”) covering the resale of the Registrable Shares on a delayed or continuous basis (it being agreed that such Form S-3 Shelf shall be an automatic shelf registration statement if the Corporation is a Well-Known Seasoned Issuer under the Securities Act); provided, that if the Corporation shall not have qualified for the use of Form S-3 promulgated under the Securities Act or any successor form thereto by the S-3 Filing Deadline, the S-3 Filing Deadline shall be thirty (30) business days following the date that the Corporation so qualifies. Any time following the S-3 Filing Deadline, if any Form S-3 Shelf ceases to be effective under the Securities Act, or ceases to be usable for the resale of all Registrable Shares, for any reason at any time while Registrable Shares are still outstanding, the Corporation shall use reasonable efforts to as promptly as is reasonably practicable cause such Form S-3 Shelf to again become effective or to become so usable under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Form S-3 Shelf), and shall use reasonable efforts to as promptly as is reasonably practicable amend such Form S-3 Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Form S-3 Shelf or file an additional registration statement as a Form S-3 Shelf registering the resale from time to time, on a delayed or continuous basis, of all securities that are Registrable Shares as of the time of such filing. Any Form S-3 Shelf when declared effective (including the documents incorporated therein by reference) will comply in all material respects as to form with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
(b)    At any time following the S-3 Filing Deadline, any Holder or Holders shall have the right (but only if there is no Form S-3 Shelf then in effect covering all of the Registrable Shares held by such Holder of the class of securities sought to be registered) to request the registration of all or a portion of its Registrable Shares on Form S-3, which request or requests shall (a) specify the number of Registrable Shares intended to be sold or disposed of and the Holders thereof and (b) relate to Registrable Shares having an aggregate offering price of at least $500,000 (unless such Registrable Shares constitute all of the Registrable Shares held by such requesting Holder or Holders). Following any such request, the Corporation shall promptly file and cause to be declared effective a Form S-3 Shelf covering the resale of the Registrable Shares on a delayed or continuous basis consistent with the obligations set forth in Section 4(a).
(c)     If the holders of the Registrable Shares requesting to be included in a registration pursuant to this Section 4 so elect, the offering of such Registrable Shares pursuant to such registration shall be in the form of an underwritten offering (an “Underwritten Shelf Takedown”). The Corporation shall not be required to effect more than one (1) Underwritten Shelf Takedowns per calendar quarter pursuant to this Section 4. The holders of Registrable Shares requesting any Underwritten Shelf Takedown shall select one or more nationally recognized firms of investment bankers reasonably acceptable to the Corporation to act as the lead managing underwriter or underwriters in connection with such Underwritten Shelf Takedown.
(d)    Subject to the other applicable provisions of this Agreement, at any time that any Form S-3 Shelf is effective, if a Holder delivers a notice to the Corporation (a “Take-Down Notice”) stating that it intends to effect a sale or distribution of all or part of its Registrable Shares included by it on any Form S-3 Shelf that requires an amendment or supplement to the Form S-3 Shelf (a “Shelf Offering”) and stating the number and type of the Registrable Shares to be included in such Shelf Offering, then the Corporation shall amend or supplement the Form S-3 Shelf as may be necessary, subject to the other applicable provisions of this Agreement, and otherwise take such actions as are reasonably required to be taken by the Company, in order to enable such Registrable Shares to be sold and distributed pursuant to the Shelf Offering.
(e) Notwithstanding the foregoing, the Corporation shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 4 (other than pursuant to Section 4(a) and Section 4(b)): (i) during the period that is forty-five (45) days before the Corporation’s good faith estimate of the date of filing or offering of, and ending on a date that is ninety (90) days after the effective date or pricing date, as applicable, of, a Corporation-initiated registration or offering under an existing registration; provided, that such registration statement covers the resale of the Registrable Shares then requested to be included in such registration and is continuously effective under the Securities Act during such period; or (ii) subject to the timing and frequency limitations set forth in Section 2(b)(iii), if the Board reasonably determines that such registration or offering would interfere with any material transaction involving the Corporation or require premature disclosure of material information that the Corporation has a bona fide business purpose for preserving as confidential or render the Corporation unable to comply with requirements under the Securities Act or Exchange Act. A requested registration on Form S-3 (or its successor form) in compliance with this Section 4 (for the avoidance of doubt, excluding any takedown off a Form S-3 Shelf or other previously filed Form S-3) shall count as a registration statement initiated pursuant to Section 2(a) for purposes of the registration request limitation set forth under Section 2(b) and shall be treated as a registration pursuant to Section 2 and shall be subject to the provisions thereof (including Section 2(b)(iii)).
(f)    If a Person becomes a Holder of Registrable Shares after a Form S-3 Shelf becomes effective under the Securities Act, the Corporation shall, as promptly as is reasonably practicable following delivery of written notice to the Corporation of such Person becoming a Holder and requesting for its name to be included as a selling securityholder in the prospectus related to the Form S-3 Shelf: (i) if required and permitted by applicable law, file with the Commission a supplement to the related prospectus or a post-effective amendment to the Form S-3 Shelf so that such Holder is named as a selling securityholder in the Form S-3 Shelf and the related prospectus in such a manner as to permit such Holder to deliver a prospectus to purchasers of the Registrable Shares in accordance with applicable law; (ii) if, pursuant to the foregoing clause (i), the Corporation shall have filed a post-effective amendment to the Form S-3 Shelf that is not automatically effective, use its reasonable best efforts to cause such post-effective amendment to become effective under the Securities Act as promptly as is reasonably practicable, but in any event by the date that is ninety (90) days after the date such post-effective amendment is required by the foregoing clause (i) to be filed; and (iii) notify such Holder as promptly as is reasonably practicable after the effectiveness under the Securities Act of any post effective-amendment filed pursuant to the foregoing clause (i).
Section 5.Market Stand Off Agreement. Each Holder hereby agrees with the Corporation that, with respect to underwritten offerings initiated by a Holder or the Corporation, during such period following the effective date of a registration statement of the Corporation (or, in the case of an Underwritten Shelf Takedown, the date of the filing of a preliminary prospectus or prospectus supplement relating to such underwritten offering (or if there is no such filing, the first contemporaneous press release announcing commencement of such underwritten offering)) as (a) the Holders that own a majority of the Registrable Shares participating in such underwritten offering or (b) if any such offering is for Primary Shares only, the Corporation, as applicable, may agree to with the underwriter or underwriters of such underwritten offering (a “Market Stand-Off Period”), except as may be required by applicable law, such Holder or its controlled Affiliates shall not sell, pledge, hypothecate, transfer, make any short sale of, loan, grant any option or right to purchase of, or otherwise transfer or dispose of (other than to such Holder’s Affiliates or direct or indirect equity holders who agree to be similarly bound or in connection with any exercise or exchange of Registrable Shares in accordance with their terms so long as securities received in connection with such exercise or exchange are similarly bound) any Registrable Shares held by it at any time during such period except Registrable Shares included in such registration; provided, that in each case, such period shall not exceed sixty (60) days following such effective date, date of filing, effectiveness or first contemporaneous press release for any Holder without the prior written consent of such Holder. In connection with any underwritten offering contemplated by this Agreement, the Corporation shall use reasonable best efforts to cause each director and executive officer of the Corporation to execute a customary lock-up for the Market Stand-Off Period. Each Holder agrees with the Corporation that it shall deliver to the underwriter or underwriters for any such underwritten offering a customary agreement (with customary terms, conditions and exceptions) that is substantially similar to the agreement delivered to the underwriter or underwriters by the Holders that own a majority of the Registrable Shares participating in such registration reflecting their agreement set forth in this Section 5; provided, that such agreement shall not be more restrictive than any similar agreement entered into by the Corporation’s directors and executive officers participating in such underwritten offering and, for the avoidance of doubt, shall not relate to a period exceeding sixty (60) days exceeding the date of such agreement; provided, further, that such agreement shall not be required unless all Holders are required to enter into similar agreements; provided, still further, that such agreement shall provide that any early release of any Holder from the provisions of the terms of such agreement shall be on a pro rata basis among all Holders. The Corporation shall notify the Holders if it is aware of any lock-up agreements relating to the Corporation with more favorable terms than any Holder Lock-up Agreement and in the event that the Corporation becomes aware that an underwriter has released any director or officer, or Holder from their lock-up agreements pursuant to this Section 5, the Corporation shall use its best efforts to cause the underwriters to release the Holders pro rata.
Section 6.     Preparation and Filing.
(a)    If and whenever the Corporation is under an obligation pursuant to the provisions of this Agreement to effect the registration of any Registrable Shares, the Corporation shall, as expeditiously as practicable:
(i)use commercially reasonable efforts to cause a registration statement that registers such Registrable Shares to become effective and keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (a) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holders refrain, at the request of an underwriter of Common Stock (or other securities) of the Corporation, from selling any securities included in such registration, and (b) in the case of any registration of Registrable Shares on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable Commission rules, such obligation shall extend until there are no longer any Registrable Shares outstanding;
(ii)furnish, as far in advance as possible but in no event less than five (5) business days before filing a registration statement, amendment or prospectus supplement, as applicable, that registers Registrable Shares, a prospectus relating thereto or any amendments or supplements relating to such a registration statement or prospectus, to each Holder with copies of all such documents proposed to be filed, and shall use commercially reasonable efforts to reflect in each such document, when so filed with the Commission, such comments as the holders of Registrable Shares whose Registrable Shares are to be covered by such registration statement or other document may reasonably propose and shall not file any such document to which any Holder objects in writing without using reasonable efforts to resolve any such objections (and the Corporation and the Holders agree to cooperate in good faith to promptly, and in any case within five business days, resolve any such objections), unless in the judgment of the Corporation such filing is necessary to comply with applicable law;
(iii)prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act in order to enable the disposition of the Registrable Shares subject to such registration;
(iv)notify in writing each Holder (A) of the receipt by the Corporation of any notification with respect to any comments by the Commission with respect to such registration statement or prospectus or any amendment or supplement thereto or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (B) of the receipt by the Corporation of any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose and (C) of the receipt by the Corporation of any notification with respect to the suspension of the qualification of such Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;
(v)use commercially reasonable efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as the holders of Registrable Shares reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable each Holder to consummate the disposition in such jurisdictions of the Registrable Shares owned by such Holder; provided, however, that the Corporation will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this Section 6(a)(v);
(vi)furnish to each Holder such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as any such Holder may reasonably request in order to facilitate the public sale or other disposition of such Registrable Shares;

(vii)without limiting this Section 6(a)(v), use commercially reasonable efforts to cause such Registrable Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Corporation to enable each Holder holding such Registrable Shares to consummate the disposition of such Registrable Shares;
(viii)notify each Holder holding such Registrable Shares on a timely basis at any time when a prospectus relating to such Registrable Shares or any document related thereto includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of any Holder prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;
(ix)make available upon reasonable notice and during normal business hours, for inspection by each Holder holding such Registrable Shares, the FF Beneficial Investor (provided that the FF Beneficial Investor remains a Holder holding such Registrable Shares), any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by such Holder, the FF Beneficial Investor (if applicable) or underwriter (collectively, the “Inspectors”), all pertinent financial and other records, pertinent documents and properties of the Corporation (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Corporation’s officers, directors and employees to supply all information (together with the Records, the “Information”) reasonably requested by any such Inspector in connection with such registration statement. Any of the Information which the Corporation determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (A) the disclosure of such Information is necessary to avoid or correct a material misstatement or omission in the registration statement, (B) the release of such Information is ordered pursuant to a subpoena or other order from a court or governmental agency or authority of competent jurisdiction, (C) such Information has been made generally available to the public through no breach of the nondisclosure obligations of the Inspectors or their Affiliates or (D) such disclosure is required to be made under applicable law;
(x)prevent the issuance of an order suspending the effectiveness of a registration statement, and if one is issued, use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible moment;
(xi)use commercially reasonable efforts to obtain from its independent certified public accountants “cold comfort” letters in customary form and at customary times and covering matters of the type customarily covered by “cold comfort” letters;
(xii)use commercially reasonable efforts to obtain from its counsel an opinion or opinions in customary form (which shall also be addressed to the holders selling Registrable Shares);
(xiii)enter into such customary agreements (including, if applicable, an underwriting agreement in customary form, including customary representations, warranties, covenants and indemnities) and take such action as the underwriters may reasonably request in order to expedite or facilitate the disposition of Registrable Shares;
(xiv)provide a transfer agent and registrar (which may be the same entity and which may be the Corporation) for such Registrable Shares;

(xv)permit any selling stockholder that might reasonably be deemed a controlling Person of the Corporation to participate in the preparation of a registration statement and to require the insertion therein of material which, in the reasonable judgment of such stockholder and its counsel, should be included;
(xvi)promptly issue to any underwriter to which any Holder holding such Registrable Shares may sell shares in such offering certificates evidencing such Registrable Shares;
(xvii)in connection with an underwritten offering, participate, to the extent reasonably requested by the managing underwriter for the offering or any Holder selling Registrable Shares in the offering, in customary efforts to sell Registrable Shares being offered, and cause such steps to be taken to ensure good faith participation of senior management officers of the Corporation in due diligence meetings and “road shows” as is customary;
(xviii)use commercially reasonable efforts to list such Registrable Shares on any national securities exchange on which any shares of the Common Stock are listed;
(xix)comply with all applicable rules and regulations of the Commission and make available to its security holders, as soon as reasonably practicable, earnings statements covering a period of twelve (12) months beginning within three months after the effective date of the subject registration statement; and
(xx)otherwise use commercially reasonable efforts to take all other steps necessary to effect the registration of such Registrable Shares contemplated hereby.
(b)    Each holder of the Registrable Shares, upon receipt of any notice from the Corporation of any event of the kind described in Section 6(a)(viii), shall forthwith discontinue disposition of the Registrable Shares pursuant to the registration statement covering such Registrable Shares until such holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 6(a)(viii), and, if so directed by the Corporation, such holder shall deliver to the Corporation all copies, other than permanent file copies then in such holder’s possession, of the prospectus covering such Registrable Shares at the time of receipt of such notice.
(c)     The Corporation shall not permit any officer, director, underwriter, broker or any other Person acting on behalf of the Corporation to use any Free Writing Prospectus in connection with the registration statement covering Registrable Shares, without the prior written consent of the Holders of a majority of the Registrable Shares then outstanding, which consent shall not be unreasonably withheld or delayed. Any consent to the use of a Free Writing Prospectus included in an underwriting agreement to which the Holders are parties shall be deemed to satisfy the requirement of such consent.
Section 7.Expenses. All expenses incurred by the Corporation and the Holders in complying with their obligations pursuant to this Agreement and in connection with the registration and disposition of Registrable Shares, including, without limitation, (a) all registration and filing fees, and any other fees and expenses associated with filing fees, and any other fees and expenses associated with filings required to be made with any stock exchange, the Commission and FINRA (including, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel as may be required by the rules and regulations of FINRA); (b) all fees and expenses of compliance with state securities or “blue sky” laws (including fees and disbursements of counsel for the underwriters or the Holders in connection with “blue sky” qualifications of the Registrable Shares and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters may designate); (c) all printing and related messenger and delivery expenses (including expenses of printing certificates for the Registrable Shares in a form eligible for deposit with The Depository Trust Company) and of printing prospectuses, all fees and disbursements of all independent certified public accountants of the Corporation (including the expenses of any special audit and “cold comfort” letters required by or incident to such performance); (d) Securities Act liability insurance if the Corporation so desires or the underwriters so require; (e) all fees and expenses incurred in connection with the listing of Registrable Shares on any securities exchange and all rating agency fees; (f) all reasonable fees and disbursements of one (1) counsel to the holders of Registrable Shares to represent such Persons in connection with such registration (including such fees and disbursements incurred in connection with any registration or qualification of Registrable

Shares under the securities or “blue sky” laws of any state); (g) all fees and disbursements of underwriters customarily paid by an issuer, excluding underwriting discounts and commissions and transfer taxes, if any, related to the disposition by any Holder of Registrable Shares (collectively, the “Selling Expenses”); and (h) reasonable fees and expenses of outside counsel and advisors to the Corporation, will be borne by the Corporation, regardless of whether a registration statement becomes effective; provided, however, that the Corporation shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Shares to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Shares that were to be included in the withdrawn registration). All Selling Expenses relating to Registrable Shares shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Shares registered on their behalf.

Section 8.Indemnification.
(a)    In connection with any registration of any Registrable Shares under the Securities Act pursuant to this Agreement, the Corporation shall indemnify and hold harmless the holders of Registrable Shares (which for the purposes of this Section 8 shall include the FF Beneficial Investor for so long as the FF Investor is a holder of Registrable Shares), each of such holder’s officers, directors, employees, members, partners, and advisors and their respective Affiliates, each underwriter, broker or any other Person acting on behalf of the holders of Registrable Shares and each other Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act against any losses, claims, damages, liabilities, or actions joint or several (or actions in respect thereof), to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or allegedly untrue statement of a material fact contained in the registration statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus, Issuer Free Writing Prospectus, or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by the Corporation of the Securities Act or state securities or blue sky laws applicable to the Corporation or relating to action or inaction required of the Corporation in connection with such registration or qualification under such state securities or blue sky laws; and shall promptly reimburse such Persons for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Corporation shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action (including any legal or other expenses incurred) arises out of or is based upon an untrue statement or allegedly untrue statement or omission or alleged omission made in said registration statement, preliminary prospectus, Issuer Free Writing Prospectus, final prospectus, amendment, supplement or document incident to registration or qualification of any Registrable Shares in reliance upon and in conformity with written information furnished to the Corporation by the holders of Registrable Shares specifically for use in the preparation thereof.
(b)    In connection with any registration of Registrable Shares under the Securities Act pursuant to this Agreement, each Holder of Registrable Shares shall severally (based on the percentage of the securities included in such registration that were owned by such Holder) and not jointly indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 8(a)) the Corporation, each director of the Corporation, each officer of the Corporation who shall sign such registration statement, each underwriter, broker or other Person acting on behalf of the holders of Registrable Shares and each Person who controls any of the foregoing Persons within the meaning of the Securities Act with respect to any statement or omission from such registration statement, any preliminary prospectus, Issuer Free Writing Prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Corporation or such underwriter by such holder of Registrable Shares specifically for use in connection with the preparation of such registration statement, preliminary prospectus, Issuer Free Writing Prospectus, final prospectus, amendment, supplement or document; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each holder of Registrable Shares, to an amount equal to the net proceeds actually received by such holder from the sale of Registrable Shares effected pursuant to such registration.

(c)     Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in this Section 8, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. The failure of any indemnified party to notify an indemnifying party of any such action shall not (unless such failure shall have a material adverse effect on the indemnifying party) relieve the indemnifying party from any liability in respect of such action that it may have to such indemnified party hereunder. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided hereunder, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party (but shall have the right to participate therein with counsel of its choice) and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity agreement provided hereunder. No indemnifying party shall be liable for any settlement of any proceeding affected without its prior written consent. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel with respect to such claim.
(d)    If the indemnification provided for hereunder is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein. No indemnifying party shall be required to contribute pursuant to this Section 8(d) if there has been a settlement of any proceeding affected without its prior written consent. No Person guilty or liable of fraudulent misrepresentation shall be entitled to contribution from any Person. Notwithstanding the foregoing, (i) in no event shall a Holder’s liability pursuant to this Section 8(d), when combined with the amounts paid or payable by such Holder pursuant to Section 8(b), exceed the amount equal to the net proceeds from the offering actually received by such Holder from the sale of Registrable Shares, except in the case of willful misconduct or fraud by such Holder and (ii) to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
Section 9.Underwriting Agreement.
(a)    Notwithstanding any provisions of this Agreement, to the extent that in connection with a proposed sale of Registrable Shares which have been registered with the Commission pursuant to this Agreement, the holders of Registrable Shares shall enter into an underwriting agreement or similar agreement that contains customary provisions covering one or more issues addressed in this Agreement, the provisions contained in such Sections of this Agreement addressing such issue or issues shall be of no force or effect with respect to such registration, but this provision shall not apply to the Corporation if the Corporation is not a party to the underwriting agreement or similar agreement. In such event, the right of any holder of Registrable Shares to include such holder’s Registrable Shares in such registration shall be conditioned upon such holder’s participation in such underwriting and the inclusion of such holder’s Registrable Shares in the underwriting to the extent provided herein, subject to the provisions of Section 9(c).

(b)    In connection with any proposed sale through an underwritten offering of Registrable Shares which have been registered with the Commission pursuant to this Agreement through an underwritten offering, the Corporation shall negotiate in good faith and enter into a reasonable and customary underwriting agreement with the underwriters thereof. The Corporation shall be entitled to receive customary indemnities from lead underwriters, selling brokers, dealer managers and similar security industry professionals participating in the distribution, to the same extent as provided above with respect to the information so furnished in writing by such Persons specifically for inclusion in any prospectus or registration statement.
(c)     No underwriting agreement (or other agreement in connection with a proposed sale of Registrable Shares) shall require any holder of Registrable Shares to make any representations or warranties to or agreements with the Corporation or the underwriters other than representations, warranties or agreements regarding such holder, the ownership of such holder’s Registrable Shares and such holder’s intended method or methods of disposition and any other representation required by law or to furnish any indemnity to any Person which is broader than the indemnity furnished by such holder hereunder. Notwithstanding anything to the contrary in the foregoing, neither the FF Investor nor the FF Beneficial Investor shall be required to execute any agreement, instrument or other document pursuant to this Section 9 unless such agreement, instrument or other document contains a limitation of liability provision in the form of Section 24.
Section 10.Information by Holder. It shall be a condition precedent to the obligations of the Corporation to take any action pursuant to Section 2 through Section 7 with respect to the Registrable Shares of any selling Holder that such Holder shall furnish to the Corporation such written information regarding such Holder and the distribution proposed by any Holder as the Corporation may reasonably request in writing and as shall be reasonably required in connection with any registration referred to in this Agreement.
Section 11.Exchange Act Compliance; Legend Removal.
(a)    The Corporation shall comply with all of the reporting requirements of the Exchange Act applicable to it and shall comply with all other public information reporting requirements of the Commission which are conditions to the availability of Rule 144. The Corporation shall cooperate with each Holder (and any “Holder” as defined in and determined by the Original Agreement) in supplying such information as may be necessary for such Holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144.
(b)    Subject to compliance with applicable securities laws and regulations, and any contractual restrictions entered into by a Holder or a transferee of a Holder’s securities (such as the provisions of Section 5 or a lock-up agreement entered into at the request of an underwriter), at a Holder’s request (including any such request by any “Holder” as defined in and determined by the Original Agreement) and at the Corporation’s expense, the Corporation will use commercially reasonable efforts to (x) promptly remove all transfer restrictions (and any legends relating thereto) that are no longer required to restrict transfers of the securities of the Corporation (or its successor) held by such Holder (or such Holder’s transferees) and (y) subject only to a letter agreement containing customary representations of the applicable Holder and its broker-dealer and reasonably satisfactory to the Corporation and its transfer agent with respect to ongoing compliance with Rule 144 under the Securities Act, cause the removal of restrictive legends restricting the sale of shares, provided that such Holder (or such Holder’s transferee, as applicable) has held such shares (and/or any predecessor shares allowing for tacking of the holding period under Rule 144) for at least six (6) months.
Section 12.No Conflict of Rights: Future Rights. The Corporation shall not, after the date hereof, (i) without the prior written consent of the holders of a majority of the Registrable Shares then outstanding, enter into any agreement with any present or future stockholder of the Corporation that would grant any registration or other rights that are pari passu with the rights granted to the Holders pursuant to this Agreement (other than as provided in the definition of “Holder”) or (ii) without the prior written consent of each Holder, enter into any agreement with any present or future stockholder of the Corporation that would grant registration or other rights that conflict with, or are senior to the rights granted to the Holders pursuant to this Agreement. For avoidance of doubt, no consent of Holders shall be required pursuant to this Section 12 in order to grant registration rights pursuant to this Agreement in accordance with the definition of “Holder” to Excluded Investors. If at any time following the date hereof, the Corporation shall grant to any present or future stockholder of the Corporation rights to in any manner cause or participate in any registration statement of the Corporation other than in accordance with this Section 12, such grant shall be null, void and ultra vires.

Section 13.Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Corporation shall not, without the prior written consent of the Holders of a majority of the Registrable Shares then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Corporation that would allow such holder or prospective holder (i) to include such securities in any registration or underwritten offering thereunder unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration or underwritten offering thereunder only to the extent that the inclusion of such securities will not reduce the number of the Registrable Shares of the Holders that are included in such registration or underwritten offering thereunder or (ii) allow such holder or prospective holder to initiate a demand for registration or underwritten offering thereunder of any Common Stock held by such holder or prospective holder; in each case other than consistent with Section 12 and the definition of “Holder.” Notwithstanding the foregoing, in the event that any New Bessemer Entity (as defined in the Series B Investment Agreement) purchases Shares (as defined in the Series B Investment Agreement) pursuant to Section 2.01 of the Series B Investment Agreement, then such New Bessemer Entity shall execute a counterpart to this Agreement agreeing to be treated as a Holder and New Bessemer Investor whereupon such New Bessemer Entity shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement as if such New Bessemer Entity was originally included in the definition of Holder herein and had originally been a party hereto, without the consent of any other party hereto.
Section 14.Termination. This Agreement shall terminate and be of no further force or effect upon the date when there shall no longer be any Registrable Shares outstanding.
Section 15.Benefits of Agreement; Third Party Beneficiaries. Except as provided herein, this Agreement shall bind and inure to the benefit of the Corporation, the Holders and subject to Section 16, the respective successors and assigns of the Corporation and any Holder.
Section 16.Assignment. Each Holder may assign its rights hereunder to any purchaser or transferee of Registrable Shares; provided, however, that such purchaser or transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as a Holder whereupon such purchaser or transferee shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement as if such purchaser or transferee was originally included in the definition of Holder herein and had originally been a party hereto. The Corporation may not assign any rights hereunder. Notwithstanding the foregoing, the FF Investor and the FF Beneficial Investor may transfer or assign any of their respective rights or obligations under this Agreement, without prior written consent, to any FF Permitted Transferee, or otherwise with the consent of the Corporation. Following such transfer or assignment to a FF Permitted Transferee, the FF Permitted Transferee shall be entitled to receive the benefit of the terms of this Agreement, as if such FF Permitted Transferee had executed this Agreement.
Section 17.Entire Agreement. This Agreement, and the other writings referred to herein or delivered pursuant hereto, contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto; provided, that to the extent any party shall have entered into one or more side letter agreements with the Corporation, then such side letter agreements shall be deemed to modify this Agreement with respect to the applicable party.
Section 18.Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, email, nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:
(a)    if to the Corporation, to:
Bright Health Group, Inc.
[redacted]
Attention: [redacted]

Email: [redacted]
with a copy to:
Simpson Thacher & Bartlett LLP
[redacted]
Attn: [redacted]
Email: [redacted]
(b)    if to any Holder, to their respective addresses set forth on Annex I hereto.
All such notices, requests, consents and other communications shall be deemed to have been delivered (i) in the case of personal delivery, delivery by telecopy or delivery by email, on the date of such delivery, (ii) in the case of dispatch by nationally-recognized overnight courier, on the next business day following such dispatch and (iii) in the case of mailing, on the third business day after the posting thereof.
Section 19.Modifications; Amendments; Waivers. Any term of this Agreement may be amended, modified or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) with the written consent of the Corporation and holders of a majority of the Registrable Shares then outstanding; provided, however, that no such amendment, modification, termination or waiver shall be made that adversely, affects any Holder without obtaining the consent of such Holder. In addition, any party may waive any provision hereof intended for its benefit in writing. No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party hereto at law, in equity or otherwise. Each Holder shall be bound by any amendment, modification, termination or waiver effected in accordance with this Section 19, whether or not such Holder has consented to such amendment, modification, termination or waiver (subject to the proviso set forth in the first sentence of this Section 19).
Section 20.Counterparts; Electronic Signatures. This Agreement may be executed in any number of original or electronic counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.
Section 21.Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.
Section 22.Governing Law; Consent to Jurisdiction and Venue; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any law or rule that would cause the laws of any jurisdiction other than the State of Delaware to be applied. The parties hereby irrevocably submit to the jurisdiction of the courts of Delaware and the federal courts of the United States of America located in Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement, and hereby waive, and agree not to assert, as a defense in any action for the interpretation or enforcement of this Agreement that it is not subject thereto or that such action may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY DISPUTE ARISING OUT OF THIS AGREEMENT, AND HEREBY ACKNOWLEDGE THAT ANY SUCH ACTION MAY BE TRIED BY A JUDGE SITTING WITHOUT A JURY.
Section 23.Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly construed so as not be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly construed, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 24.The Northern Trust Company Limitation of Liability. The FF Investor enters into and is liable under (a) this Agreement, (b) any other document or agreement which the FF Investor may be required to provide under this Agreement and (c) any document or agreement executed by the Corporation or any other person as agent or attorney of the FF Investor under this Agreement, only in its capacity as custodian for the FF Beneficial Investor, and to the extent that it is actually indemnified by the FF Beneficial Investor. To the extent that this Section 24 operates to reduce the amounts for which the FF Investor would otherwise be liable to any person, the FF Beneficial Investor will pay or procure the payment of such shortfall to such person.
Section 25.Opt-Out Requests. Each Holder shall have the right, at any time and from time to time (including after receiving information regarding any potential public offering), to elect by giving ten (10) business days’ notice to the Corporation to not receive any notice that the Corporation or any other Holders otherwise are required to deliver pursuant to this Agreement by delivering to the Corporation a written statement signed by such Holder that it does not want to receive any notices hereunder (an “Opt-Out Request”); in which case and notwithstanding anything to the contrary in this Agreement, subject to applicable law, the Corporation and other Holders shall not be required to, and shall not deliver any notice or other information required to be provided to Holders hereunder to the extent that the Corporation reasonably expects would result in a Holder acquiring material non-public information within the meaning of Regulation FD promulgated under the Exchange Act; provided, however, that any notices or information required to effect the provisions of Section 5 shall not be deemed subject to any Opt-Out Request. An Opt-Out Request may state a date on which it expires or, if no such date is specified, shall remain in effect indefinitely. A Holder who previously has given the Corporation an Opt-Out Request may revoke such request at any time by giving ten (10) business days’ notice to the Corporation, and there shall be no limit on the ability of a Holder to issue and revoke subsequent Opt-Out Requests; provided that each Holder shall use commercially reasonable efforts to minimize the administrative burden on the Corporation arising in connection with any such Opt-Out Requests.

CORPORATION: BRIGHT HEALTH GROUP, INC.
By:	/s/ Jeff Craig
	Name:	Jeff Craig
	Title:	General Counsel and Corporate Secretary

[Signature Page to Third Amended and Restated Registration Rights Agreement]

Holder: NEW ENTERPRISE ASSOCIATES 15, L.P.
By:	NEA Partners 15, L.P., its general partner
By:	NEA 15 GP, LLC, its general partner

By:	/s/ Louis Citron
	Name:	Louis S. Citron
	Title:	Chief Legal Officer

Holder: NEA VENTURES 2016, LIMITED PARTNERSHIP
By:	/s/ Louis Citron
	Name:	Louis S. Citron
	Title:	Vice President

Holder: NEW ENTERPRISE ASSOCIATES 16, L.P.
By:	NEA Partners 16, L.P., its general partner
By:	NEA 16 GP, LLC, its general partner

By:	/s/ Louis Citron
	Name:	Louis S. Citron
	Title:	Chief Legal Officer

Holder: NEW ENTERPRISE ASSOCIATES 17, L.P.
By:	NEA Partner 17, L.P.
By:	NEA 17 GP, LLC

By:	/s/ Louis Citron
	Name:	Louis S. Citron
	Title:	Chief Legal Officer

Holder: NEA 18 VENTURE GROWTH EQUITY, L.P.
By:	NEA Partners 18 VGE, L.P.
By:	NEA 18 VGE GP, LLC

By:	/s/ Louis Citron
	Name:	Louis S. Citron
	Title:	Chief Legal Officer

[Signature Page to Third Amended and Restated Registration Rights Agreement]

Holder: BESSEMER VENTURE PARTNERS IX L.P.
By:	Deer IX & Co. L.P., its general partner
By:	Deer IX & Co. Ltd., its general partner

By:	/s/ Scott Ring
	Name:	Scott Ring
	Title:	Chief Strategy Officer and General Counsel
Holder: BESSEMER VENTURE PARTNERS IX INSTITUTIONAL L.P.
By:	Deer IX & Co. L.P., its general partner
By:	Deer IX & Co. Ltd., its general partner

By:	/s/ Scott Ring
	Name:	Scott Ring
	Title:	Chief Strategy Officer and General Counsel
Holder: BESSEMER VENTURE PARTNERS CENTURY FUND L.P.
By:	Deer IX & Co. L.P., its general partner
By:	Deer IX & Co. Ltd., its general partner

By:	/s/ Scott Ring
	Name:	Scott Ring
	Title:	Chief Strategy Officer and General Counsel
Holder: BESSEMER VENTURE PARTNERS CENTURY FUND INSTITUTIONAL L.P.
By:	Deer IX & Co. L.P., its general partner
By:	Deer IX & Co. Ltd., its general partner

By:	/s/ Scott Ring
	Name:	Scott Ring
	Title:	Chief Strategy Officer and General Counsel
Holder: 15 ANGELS II LLC

By:	/s/ Scott Ring
	Name:	Scott Ring
	Title:	Authorized Person
Notice Address: c/o Bessemer Venture Partners [redacted] Tel. [redacted] [redacted]

[Signature Page to Third Amended and Restated Registration Rights Agreement]

HOLDER: STEPSTONE VC GLOBAL PARTNERS VII-A, L.P.
By:	StepStone VC General Partner VII, L.P., its General Partner
By:	StepStone VC GP VII, Ltd., its General Partner
By:	StepStone Group LP, its sole member
By:	StepStone Group Holdings LLC, its general partner

By:	/s/ Eric Thompson
Name:	Eric Thompson
Title:	Partner, Chief Operating Officer, Private Equity

STEPSTONE VC GLOBAL PARTNERS VII-C, L.P.
By:	StepStone VC General Partner VII, L.P., its General Partner
By:	StepStone VC GP VII, Ltd., its General Partner
By:	StepStone Group LP, its sole member
By:	StepStone Group Holdings LLC, its general partner

By:	/s/ Eric Thompson
Name:	Eric Thompson
Title:	Partner, Chief Operating Officer, Private Equity

[Signature Page to Third Amended and Restated Registration Rights Agreement]

HOLDER: STEPSTONE VC OPPORTUNITIES IV, L.P.
By:	StepStone VC Opportunities General Partner IV, L.P., its general partner
By:	StepStone VC Opportunities GP IV, LLC, its general partner
By:	StepStone Group LP, its sole member
By:	StepStone Group Holdings LLC, its general Partner

By:	/s/ Eric Thompson
Name:	Eric Thompson
Title:	Partner, Chief Operating Officer, Private Equity

[Signature Page to Third Amended and Restated Registration Rights Agreement]

Holder: CIGNA HEALTH & LIFE INSURANCE COMPANY
By:	/s/ Richard Gray
	Name:	Richard Gray
	Title:	Vice President, Corporate Development

CIGNA VENTURES, LLC
By:	/s/ Tom Richards
	Name:	Thomas Richards
	Title:	Vice President

[Signature Page to Third Amended and Restated Registration Rights Agreement]

Holder: CALIFORNIA STATE TEACHERS’ RETIREMENT SYSTEM
By:	/s/ Scott Chan
	Name:	Scott Chan
	Title:	Deputy Chief Investment Officer

[Signature Page to Third Amended and Restated Registration Rights Agreement]

Holder: TETRAO SPF
/s/ Thomas Wahlroos
Name:	Thomas Wahlroos
Title:	Director

[Signature Page to Third Amended and Restated Registration Rights Agreement]

Holder: TOWN HALL VENTURES II, L.P.
By:	/s/ David Whelan
	Name:	David Whelan
	Title:	General Partner

[Signature Page to Third Amended and Restated Registration Rights Agreement]

Holder: JDC INVESTMENTS LP
By:	/s/ Jay Fik
	Name:	Jay Fik
	Title:	Sr. Vice President of Canale Bros. Inc., its GP

D. CANALE & CO.
By:	/s/ Jay Fik
	Name:	Jay Fik
	Title:	Sr. Vice President & CIO

JOHN D. CANALE RESIDUARY TRUST
By:	/s/ Jay Fik
	Name:	Jay Fik
	Title:	President of Canale Enterprise LLC, its Trustee

CWC FAMILY LP
By:	/s/ Jay Fik
	Name:	Jay Fik
	Title:	Sr. Vice President of Canale Bros. Inc., its GP

[Signature Page to Third Amended and Restated Registration Rights Agreement]

Holder: StepStone VC Opportunities V, L.P.
By:	StepStone VC Opportunities General Partner V, L.P., its general partner
By:	StepStone VC Opportunities GP V, LLC, its general partner
By:	StepStone Group LP, its sole member
By:	StepStone Group Holdings LLC, its general partner

By:	/s/ Eric Thompson
Name:	Eric Thompson
Title:	Partner, Chief Operating Officer, Private Equity

StepStone VC Opportunities V-D, L.P.
By:	StepStone VC Opportunities General Partner V, L.P., its general partner
By:	StepStone VC Opportunities GP V, LLC, its general partner
By:	StepStone Group LP, its sole member
By:	StepStone Group Holdings LLC, its general partner

By:	/s/ Eric Thompson
Name:	Eric Thompson
Title:	Partner, Chief Operating Officer, Private Equity

Notices:

c/o StepStone Group LP
[redacted]
Attn: [redacted]
Tel: [redacted]
Email: [redacted] and [redacted]

[Signature Page to Third Amended and Restated Registration Rights Agreement]

Holder: StepStone VC Opportunities VI, L.P.
By:	StepStone VC Opportunities General Partner VI, L.P., its general partner
By:	StepStone VC Opportunities GP VI, LLC, its general partner
By:	StepStone Group LP, its sole member
By:	StepStone Group Holdings LLC, its general partner

By:	/s/ Eric Thompson
Name:	Eric Thompson
Title:	Partner, Chief Operating Officer, Private Equity

StepStone VC Opportunities VI-D, L.P.

By:	StepStone VC Opportunities General Partner VI, L.P., its general partner
By:	StepStone VC Opportunities GP VI, LLC, its general partner
By:	StepStone Group LP, its sole member
By:	StepStone Group Holdings LLC, its general partner

By:	/s/ Eric Thompson
Name:	Eric Thompson
Title:	Partner, Chief Operating Officer, Private Equity

Notices:

c/o StepStone Group LP
[redacted]
Attn: [redacted]
Tel: [redacted]
Email: [redacted] and [redacted]

[Signature Page to Third Amended and Restated Registration Rights Agreement]

Annex I
[Holder Notice Information]
Annex I-1